Exhibit 99

The Energy Forum


LINCOLNWAY
ENERGY
NEVADA, IOWA

Volume XI, Issue III December 2015

INSIDE THIS EDITION

Ethanol, Politics, and the Truth	1-2
Unit Trading	1
Forward Looking Statements	1
Financial Results	2
New Employee	2
America's Renewable Future	3
The Politics and Economics of Corn, Petroleum, and Ethanol	3-4
2016 Board of Directors Slate	4

ETHANOL, POLITICS, AND THE TRUTH

By Eric Hakmiller, President and CEO

In this issue we will explore the political landscape of ethanol as relayed by a trade group, America's Renewable Future. This is particularly important this year in Iowa as Republicans and Democrats are searching for a standard bearer and making it one of the few times agricultural issues like the Renewable Fuel Standards (RFS) gain the attention of the wider public. The ethanol industry is working to have each candidate declare a position on ethanol as they pass through the state. Some have come out strong in favor of the RFS, others against and some come out in favor but have expressed a desire to "change" or "improve" the legislation, this being a perfect example of the political art of being solidly for both sides of an issue. It is important for the process for each to make their position known and for us to use that information to support the candidate we feel will best support our positions.

So why does an issue that comes down to, "What kind of fuel should you use for your car?" become a political one? Why are highly paid lobbyist engaging over-worked congressional aides on such obscure topics as, "How are cassava acreage in Thailand impacted by the cash price of corn in Ames?" or "If I have a station wagon of screaming kids in Des Moines, how many gas stops will I have to make on the way to Grandma's house in Denver?" These questions hide the real question that the Big Oil companies are asking which is, "How can you let an upstart industry like ethanol take away market share from us?" This explains why the pro and con voting blocks are broken into oil producing states and non-oil producing states.

In most parts of American life, we let the market place decide what the better product is for the consumer. You like Android? Great, I like Apple. Should we ask the federal government to regulate that market so we can see which is better or let them both sell to the consumer and see which one wins? Unfortunately, this does not work so well in the fuel business. First, the gas stations are mostly contractually aligned with the gasoline producer. The owner of the Shell station or the Philips 66 station must sell the products that they are told to sell by their parent supplier. In the end, the owner of the station does not make much money on the fuel they sell and so really doesn't care what kind of fuel it is.

Also, the car maker is caught in the middle. They say, "Tell me what kind of fuel you will sell and we will build the most efficient cars for that fuel." It's a fact that a high compression ratio car that runs on a high ethanol blend is more efficient than the cars being sold today but it doesn't do the consumer any good if there is nowhere to buy the high ethanol blend. They need the government to help them determine one kind of fuel that will be sold in the whole country, unlike the oil companies, who want government involvement so they can alter the competitive landscape.

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UNIT TRADING

October 2015: No Sales
November 2015: No Sales

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

Volume XI, Issue III December 2015

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As an ethanol producer, my reality is I cannot by law sell my product directly to a consumer, I must blend it with a large amount of gasoline first. This is not the case in Brazil where my southern competitors can sell direct to the public and compete with the gasoline companies on price. This makes it very difficult for me to get into the fuel supply without selling to the Big Oil companies who do not want to buy from me in the first place. For years this kept a lid on ethanol as a fuel in America until it was discovered the oxygenate that the oil companies were putting in their fuel to make it burn cleaner, was leaking into the water supplies of California and potentially causing cancer. Ethanol was the only clean alternative left at the table and we used the opportunity to get into the market.

Big Oil was caught short on an alternative in 2007 and accepted the stop gap bargain that we would mandate the use of ethanol in America and institute the cap and trade system that is now known as the Renewable Identification Number system (RINs). They quickly mounted their anti-ethanol smear of our industry figuring the market share they lost in 2007 could be recaptured if they confused the American consumer enough at a later time. Fast forward to 2015, and that is why it is so important that those of us who know the truth about the benefits of ethanol to the environment, the state and to the country focus our support on politicians that see ethanol part of a strong renewable program that cleans the air and increase the energy security of America.

In the end and after all the back and forth on octane vs BTU, the impact on world food supplies in distant parts of the world or the inconvenience that ethanol may be to those with weedwackers or recreational boating or any of the other proxy's Big Oil use to not mention their fear of losing market share, there is one true fact that you can hold dear on ethanol. Never in the 200 years of this country has any American service person ever spilled a drop of blood to get ethanol to a market. The carnage and blood on the streets of Paris on November 13th may feel a long way away when we are sitting in the shadow of Jack Trice Stadium but we have to remember the bullets and bombs were paid for with oil that was pumped by ISIS out of the oil fields in Mosul and sold to western refiners. As we enter our 16th year of fighting in the Middle East, we have to continue to look to our own resources to power this country, be that oil out of North Dakota, solar out of California, wind out of Texas, or ethanol out of Iowa. We make America's fuel and we need to fight to continue to allow consumers access to that fuel.

FINANCIAL RESULTS

By Kris Strum, Director of Finance

Lincolnway Energy, LLC ended the 2015 fiscal year with $2.7 million in net income. Net income for the last quarter was $.6 million. The strong ethanol prices in 2014 brought forth higher production levels in 2015. The resulting surplus ethanol stocks dropped ethanol prices and weakened ethanol margins. On the bright side, efficiencies gained with the installation of the natural gas boiler offset the lower margins. The chart below shows net income levels over the last 10 years.


Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$(10,000,000)
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Net Income

LWE's ending cash balance as of September 30, 2015, was approximately $1.5 million.

Cash provided by operating activities was $7.4 million, $2.7 million from net income, and $4.7 million in adjustments to working capital. Net cash used in investing activities was approximately $12.6 million. Several capital projects were started or completed in fiscal year 2015. Net cash used in financing activities was approximately $16.3 million. Two distributions were paid in fiscal year 2015 totaling $17.9 million.

The 2015 fiscal year ended with a book value per share of $976. The chart below shows a look back at book value per share over the last 10 years.


Book Value per Share
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Book Value per Share

A complete SEC 10K report for the year ended September 30, 2015, can be found on a link on the Lincolnway Energy's website under the heading Investors and SEC Financial Report.

NEW EMPLOYEE MELISSA ATKINSON



Hello! My name is Melissa Atkinson, and I am the Grain Receiving Clerk at Lincolnway Energy. I currently live in Nevada but I grew up in Fernald, Iowa.

For the past 13 years I have worked in the beauty industry as a Hair Stylist, Skin Specialist and Educator.

In my free time I enjoy spending time with my family and soaking up all that my 2 year old has to offer. My biggest love is photography. I also enjoy art, scrapbooking, gardening, outdoors, meditation, and being a nerd who plays video games.

I have loved the six months that I have been at LWE. I have met the majority of the staff and have felt like I fit right in. I am looking forward to getting to know many more in the near future. Lincolnway Energy offers many opportunities and I look forward in growing with the company.

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Volume XI, Issue III December 2015

AMERICA'S RENEWABLE FUTURE

PRESIDENTIAL MIDTERM REPORT CARD ON THE RENEWABLE FUEL STANDARD

DEMOCRATIC CANDIDATE GRADES ON RFS


GOOD RATING
E
F
Hillary Clinton
Martin O'Malley
Bernie Sanders

REPUBLICAN CANDIDATE GRADES ON RFS


GOOD RATING
Chris Christie
Lindsey Graham
Mike Huckabee
George Pataki
Rick Santorum
Donald Trump
NEEDS WORK
Jeb Bush
Carly Fiorina
John Kasich
Marco Rubio
BAD RATING
Ben Carson
Ted Cruz
Rand Paul

OUR RATINGS

The Renewable Fuel Standard supports 73,000 jobs in Iowa, lowers our imports of foreign oil and decreases carbon emissions. America's Renewable Future provided these ratings of presidential candidates and their position on the RFS.

GOOD: Candidate demonstrated consistent support for the RFS and Iowa farmers.

NEEDS WORK: Candidate demonstrated inconsisten and undefined positions on the RFS.

BAD: Candidate stood against Iowa farmers and the RFS.

America's Renewable Future is a coalition of companies, organizations and individuals committed to pushing presidential canidates in both parties to support the commonsense, bipartisan Renewable Fuels Standard ("the RFS").

The RFS is a success story for Iowa and the nation, creating home grown American jobs and reducing our dependence on foreign oil. In addition to giving fuel producers access to a market that is otherwise controlled by oil, the policy has allowed us to replace 10 percent of our nations fuel supply with a clean, American-made source of fuel.

THE POLITICS AND ECONOMICS OF CORN, PETROLEUM, AND ETHANOL

By Blair Picard, Commercial Manager

As an economist and commercial manager of your ethanol plant, I am most interested in outcomes. That is, what has been the real world result of ethanol on corn prices, food prices, and energy prices? Only by having objectively measured standards from which to embark can one hope to make some semblance of a rational decision or value judgement about ethanol and government policies. Armed with these objective measurements you can hopefully make some sense out of what the various candidates are saying about corn, ethanol and petroleum, and the policies they support. In the end, this information should enable you to cast your vote more thoughtfully.

Facts: Using the monthly and annual Consumer Price Index data from the Bureau of Labor Statistics we know that from the baseline year of 2000 through September of 2015, the overall Urban Consumer Price Index is up 35.9 percent. During that same time the price of the Food and Beverage category is up 46.3 percent, Meat is up 68.7 percent, Cereal and Bakery are up 45.5 percent and Energy is up 37.5 percent.

It would certainly seem to suggest that foodstuffs have gone up more and we have paid prices escalating more rapidly for food in these 15 years than we have for fuel. The grocery, convenience store, meat producers, and petroleum lobbies have been harping for most of the last decade that the rising price of corn has cost all consumers dearly on their food bills, while energy, read gasoline prices, have been holding the line, and that it is ethanol that has forced up the price of corn. Nothing could be further from the truth. The price changes of the last two years make energy prices look relatively cheap, and indeed, current energy prices are up only 37.5 percent from 2000. But the reality is that for the last 15 years from 2000, consumers have on average paid 66 percent more for gasoline every year for these 15 years than they did in 2000. It is also the case that consumers on average have paid 20 percent more for food every year for the last 15 years than they did in 2000. To hijack a favorite economic term, the "misery index" of gasoline/energy prices over the last 15 years is much, much higher than the "misery index" of food prices. Ethanol does not appear to have had a significant or lasting impact on food price versus the impact of the fuel price.

To bring it to the level of your table, there are 1.9 ounces of corn in your 24 ounce box of corn flakes, and 18.4 cents of the $3.68 price tag is attributable to corn. At $4.00 corn there is 38 cents worth of corn in a pound of beef, 26 cents in a pound of pork, 14 cents in a pound of chicken and 16 cents in a dozen eggs. The energy cost inherent in the cost of all of these basic foodstuffs is significantly more than the cost of the corn, and if the various lobbies were being truthful they would have spent the time from 2000-2013 complaining about the price of energy rising too much and impacting the price of food and less time talking about corn prices.

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The questions on which most of us will base our votes really rest on what economists call "externalities." Externalities are factors that are not directly priced into the cost of a good and most often relate to the social, ecological, political, or other quality of life issues that result from the use or consumption of a good or service.

A few examples of externalities regarding ethanol, corn, and petroleum are MTBEs and water pollution, air pollution, small engine issues, fertilizer use, and runoff and its impacts and the use of American lives and treasure to protect the flow of oil overseas. These issues are beyond the scope of this short article and frankly a matter of individual consideration and conscience. As shareholders in LWE I would leave you with one fact. The ethanol that we consume in our gasoline supply each year keeps approximately $25 billion in this country directly supporting our economy as opposed to sending it abroad for foreign supplies of petroleum.

Listen to the candidates carefully and try to make them intelligently apply the known facts in their ethanol policies and weigh their arguments and your own assessment of the externalities when casting your vote.

2016 BOARD OF DIRECTORS SLATE

With the opening of a position with the retirement of Dick Johnson from the Lincolnway Energy Board of Directors, the Governance committee evaluated several good candidates to join the Board. In the end, they selected Jim Dickson, CPA, CFP to replace Dick Johnson on the Board. Jim is a local tax and finance manager located in Ames and has been providing his service to Iowa since 1978. He is also involved in row crop and cattle operations. He has extensive knowledge of renewable fuels and other renewable fuels projects here in Iowa. With the addition of Jim and the two incumbent candidates the Board sponsored slate this year will be:

Jim Hill - Chairman of Risk Management Committee
Board Member since 2004

Kurt Olson - Chairman of Human Resources Committee
Board Member since 2007

Jim Dickson - New

The annual meeting will be held March 3rd and we are looking forward to seeing you all there.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PRSRT STD
U.S. POSTAGE PAID
SIOUX CITY, IA
PERMIT NO. 321

Volume XI, Issue III December 2015

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